UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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[ ]	Soliciting Material under §240.14a-12

ToughBuilt Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ToughBuilt Industries, Inc.

25371 Commercentre Drive, Suite 200

Lake Forest, CA 92630

November 4, 2019

NOTICE OF CONSENT SOLICITATION

Dear Stockholder:

ToughBuilt Industries, Inc. (the “Company”) is filing the accompanying consent solicitation statement on Schedule 14A (the “Consent Solicitation Statement”) in order to solicit from its stockholders written consents approving, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of shares of ToughBuilt Industries, Inc.’s common stock exceeding 19.99% of the number of shares outstanding on August 19, 2019 (or 5,107,088 shares) from the issuance of shares of common stock to be issued in conversion of those certain $11.5 million aggregate principal amount senior secured notes and exercise of 5,750,000 warrants issued by the Company to an accredited investor on August 19, 2019 (the “Nasdaq Marketplace Rule Proposal” or “Action”).

The Action is described in more detail in the accompanying Consent Solicitation Statement. We have established the close of business on October 31, 2019 as the record date for determining stockholders entitled to submit written consents. Stockholders constituting the holders of a majority in voting power of the consents signed and submitted as of the close of business on the record date must consent in order for the Action to be approved by stockholders. The Company’s Board of Directors recommends that all stockholders consent to the Action by marking the box entitled “FOR” and submitting to the Company the Action by Written Consent form, which is attached as Annex A to the Consent Solicitation Statement. To be counted, your properly completed and executed Action by Written Consent form must be received by the Company on or before 5:00 p.m. Eastern Time on December 6, 2019 (the “Expiration Date”), subject to early termination or extension of the Expiration Date at the Company’s discretion. The Consent Solicitation Statement is being sent on or about November 4, 2019 to holders of record of the Company’s capital stock as of October 31, 2019. The date of the accompanying Consent Solicitation Statement is November 4, 2019.

Sincerely,

/s/ Michael Panosian
Michael Panosian
Chief Executive Officer and Chairman of the Board

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TOUGHBUILT INDUSTRIES, INC.

25371 Commercentre Drive, Suite 200

Lake Forest, CA 92630

CONSENT SOLICITATION STATEMENT

This Consent Solicitation Statement is being furnished in connection with the solicitation of written consents (the “Consent Solicitation”) in lieu of a special meeting of the stockholders of ToughBuilt Industries, Inc. (the “Company,” “we,” “our,” or “us”) approving, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of shares of ToughBuilt Industries, Inc.’s common stock exceeding 19.99% of the number of shares outstanding on August 19, 2019 from the issuance of shares of common stock to be issued in conversion of those certain $11.5 million aggregate principal amount senior secured notes and exercise of 5,750,000 warrants issued by the Company to an accredited investor on August 19, 2019 (the “Nasdaq Marketplace Rule Proposal” or “Action”).

Our Board unanimously approved and authorized the Action as of August 19, 2019 and recommends that stockholders consent to the Action. The Company has decided to seek the written consent of stockholders through a consent solicitation process rather than holding a special meeting of stockholders in order to eliminate the costs and management time involved in holding a special meeting. The Action is required in connection with the terms of the Securities Purchase Agreement entered into on August 19, 2019 with the above referenced notes and warrants. Voting materials, which include this Consent Solicitation Statement and an Action by Written Consent form (attached as Annex A), are being mailed to stockholders of record on or about November 4, 2019. Our Board set the close of business on October 31, 2019 as the record date for the determination of stockholders entitled to act with respect to the Consent Solicitation (the “Record Date”). Important notice regarding the availability of voting materials for the Action: This Consent Solicitation Statement and the Action by Written Consent form are also available on our website at the following address: ir.toughbuilt.com. As of the Record Date, there were 28,160,923 shares of Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on all matters requiring stockholder approval. Stockholders constituting the holders of a majority in voting power of the consents signed and submitted as of the close of business on the record date must consent in order for the Action to be approved by stockholders. If your shares are held in a brokerage account in your broker’s name (“street name”), you have the right to direct your broker or nominee to consent or withhold consent with regard to the Action. You should follow the instructions provided by your broker or nominee. You may complete and mail an instruction card to your broker or nominee or, if your broker allows, submit voting instructions to your broker by telephone or the internet. If you provide specific voting instructions by mail, telephone or the internet, your broker or nominee will vote your shares as you have directed. If you do not provide voting instructions to your broker or nominee, your broker or nominee may not use its discretion to consent or withhold consent with regard to the Action. Stockholders who wish to consent must deliver their properly completed and executed Action by Written Consent form to the Company by mail, facsimile or email so that it is received on or before 5:00 p.m. Eastern Time on December 6, 2019 (the “Expiration Date”). If you are a holder of record, you may consent online Sat www.vstocktransfer.com/proxy.  shareholders can also place their vote in person, via mail by returning their proxy card in the envelope we provide that has been addressed to us at 18 Lafayette Place, Woodmere, NY 11598, via email – vote@vstocktransfer.com, via fax 646-536-3179 or in person. The Company reserves the right (but is not obligated), in its sole discretion and subject to applicable law, at any time prior to the Expiration Date to (i) terminate the Consent Solicitation for any reason, including if the consent of stockholders holding a majority of the Company’s outstanding shares of capital stock has been received; or (ii) amend the terms of the Consent Solicitation (including to extend the Expiration Date). The Company reserves the right (but is not obligated) to accept any written consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Action. The failure to submit a written consent or, if your shares are held in “street name,” to give appropriate instructions to your broker or nominee, will have the same effect as voting against the Action. Abstentions also have the same effect as voting against the Action. The final results of this Consent Solicitation are expected to be published in a Current Report on Form 8-K by the Company and posted on its website. We pay the costs for preparing, printing and mailing the consent soliciting materials. Our officers, directors and other regular employees may, without additional compensation, solicit consents personally or by facsimile, telephone, e-mail or special letter. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the consent soliciting materials to our beneficial owners.

No person who has been a director or executive officer of the Company at any time since the beginning of our fiscal year, and no associate of any of the foregoing persons, has any substantial interest, direct or indirect, in any matter to be acted upon herein.

If you would like additional copies, without charge, of this proxy statement or if you have questions about the proposals being considered in this consent, including the procedures for voting your shares, you should contact Jolie Kahn, the Company’s Chief Financial Officer, by telephone at (949) 528-3100, ext. 120.

The SEC previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if either we or the brokers believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both shareholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once shareholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until shareholders are otherwise notified or until they revoke their consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

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Those shareholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our shareholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

●	shareholders whose shares are registered in their own name should contact our transfer agent, V Stock Transfer, LLC, and inform them of their request by calling them at (212) 828-8436 or writing them at V Stock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

●	shareholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request, shareholders should be sure to include their name, the name of their brokerage firm and their account number.

VOTE REQUIRED; MANNER OF APPROVAL

Each share of our Common Stock entitles its holder to one vote. Pursuant to NRS 78.320, any action that may be taken at any annual or special meeting of the Company’s stockholders can be effected through the written consent of those stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote on such action were present and voted, so long as a majority of the Board approves in advance the taking of such action by means of written consent of stockholders (which has occurred in this case). Prompt notice of the action taken by written consent must be provided to all other stockholders. The Company has no class of voting stock outstanding other than the Common Stock. As noted above, as of the Record Date, there were 28,160,923 shares of Common Stock issued and outstanding. The return of a consent signed by the holders of a majority of our shares outstanding on the Record Date or 14,080,462 shares is required for this Action to be effective, and a majority of those shares must approve (consent in favor of this Action) for it to be approved by our stockholders (the “Full Shareholder Consent”). The Company’s Board of Directors recommends that all stockholders consent to the Action by marking the box entitled “FOR” and submitting to the Company an executed Action by Written Consent form which is attached as Annex A to the Consent Solicitation Statement. If you sign and send in the Action by Written Consent form but do not indicate how you want to vote as to the Action, your consent form will be treated as a consent “FOR” the Action. Stockholders who wish to consent must deliver their properly completed and executed Action by Written Consent form to the Company by mail, facsimile or email so that it is received on or before 5:00 p.m. Eastern Time on December 6, 2019 (the “Expiration Date”). The Company reserves the right (but is not obligated), in its sole discretion and subject to applicable law, at any time prior to the Expiration Date to (i) terminate the Consent Solicitation for any reason, including if the consent of stockholders holding a majority of the Company’s outstanding shares of capital stock has been received; or (ii) amend the terms of the Consent Solicitation (including to extend the Expiration Date). The Company reserves the right (but is not obligated) to accept any written consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Action.

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CONSENT IS IRREVOCABLE

Executed written consents delivered to the Company before the effective date of the Action shall not be revocable.

EFFECTIVE DATE OF ACTION

The Action will become effective on the later of such date as the Company has received Full Shareholder Consent, so long as such written consents are delivered within 60 days of the Record Date, and 20 calendar days after the date of mailing of this Consent Solicitation Statement to our stockholders (assuming we have received Full Shareholder Consent before that 20th calendar day).

DISSENTERS’ RIGHTS

Under Nevada law, stockholders will not have any dissenters’ or appraisal rights in connection with the Action or any of the matters described in this Consent Solicitation Statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this Consent Solicitation Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “the facts suggest,” “will,” “will be,” “will continue,” “will likely result,” “could,” “may” and words of similar import. These statements reflect the Company’s current view of future events and are subject to certain risks and uncertainties as noted in the Company’s filings with the Securities and Exchange Commission, including the

●	our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 29, 2019;

●	our Quarterly Reports on Form 10-Q for the three months ended March 31, 2019 filed on May 13, 2019 and on Form 10-Q for the three and six months ended on June 30, 2019, filed on August 19, 2019;

●	our Preliminary Proxy Statement on Schedule 14A, filed on April 17, 2019 and Definitive Proxy Statement on Schedule 14A, filed on May 2, 2019; and

●	our Current Reports on Form 8-K, filed on April 17, May 13, June 13, June 14, July 1 and August 19, 2019.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could differ materially from those anticipated in these forward-looking statements. In addition to the risks identified in the above filings, new risk factors emerge from time to time, and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company’s business, or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Your consent is important! Please sign, date and promptly return your Action by Written Consent form.

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PROPOSED ACTION

The stockholders of the Company are being asked to approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of shares of ToughBuilt Industries, Inc.’s common stock exceeding 19.99% of the number of shares outstanding on August 19, 2019 (the “Exchange Cap”) from the issuance of shares of common stock to be issued in conversion of those certain $11.5 million aggregate principal amount senior secured notes and exercise of 5,750,000 warrants issued by the Company to an accredited investor on August 19, 2019 (the “Nasdaq Marketplace Rule Proposal” or “Action”). You are being asked to consider and vote upon the Nasdaq Marketplace Rule Proposal that would permit us to issue a number of shares of our common stock in excess of the Exchange Cap. The information set forth in this Proposed Action is qualified by the terms of certain securities purchase agreement, dated August 19, 2019, which is included as an exhibit to our Current Report on Form 8-K filed with the SEC on August 19, 2019.

On August 19, 2019, the Company entered into a Securities Purchase Agreement with an institutional investor pursuant to which it sold $11.5 million aggregate principal amount of promissory notes (at an aggregate original issue discount of 15%) to the investor in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The first note (the “Series A Note”) has a face amount of $6.72 million for which the investor paid $5 million in cash. The second note (the “Series B Note” and with the Series A Note, collectively referred to as the “Notes”) has a principal amount of $4.78 million for which the investor paid $4.78 million in the form of a full recourse promissory note issued by the investor to the Company (the “Investor Note”) secured by $4.78 million in cash or cash equivalents of the investor (i.e :an original issue discount of approximately 15% to the face amount of the Series B Note). No portion of the Series B Note may be converted into shares of our common stock (the “Common Stock”) until the corresponding portion of the Investor Note has been prepaid to the Company in cash, at which point in time such portion of the Series B Note shall be deemed “unrestricted”. The Investor Note is subject to optional prepayment at any time at the option of the investor and mandatory prepayment, at the Company’s option, subject to certain equity conditions, at any time 45 Trading Days after the effectiveness of a resale registration statement (or otherwise the applicability of Rule 144 promulgated under the Securities Act of 1933, as amended). Notwithstanding the foregoing, the Company may not effect a mandatory prepayment if the shares underlying the Series A Note and the portion of the Series B Note that has become unrestricted exceeds 35% of the market capitalization of the Company.

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The Notes are senior secured obligations of the Company secured by a lien on all assets of the Company, bear no interest (unless an event default has occurred and is continuing) and mature on December 31, 2020. The Notes will be convertible at $1.00 into a fixed number of shares (the “Conversion Shares”). The Notes are convertible at the Holder’s option, in whole or in part, at any time after closing. The Conversion Price will be subject to adjustment for stock dividends, stock splits, anti-dilution and other customary adjustment events.

The Company shall repay the Principal Amount of the Notes in 12 installments, with the first installment starting on February 1, 2020 (each, an “Installment Date”). Installments 1-3 shall be 1/36th of the Principal Amount, Installments 4-6 shall be 1/18th of the Principal Amount and Installments 7-12 shall be 1/8th of the Principal Amount. The repayment amount shall be payable in cash, or, subject to the satisfaction of equity conditions, at the option of the Company, in registered Common Stock or a combination of cash and registered Common Stock. However, if the 30-day volume weighted average price of the Common Stock (the “VWAP”) of the Company falls below 50% of the market price of one share of the Company’s common stock or the Company fails to satisfy certain other equity conditions, the repayment amount is payable in shares of Common Stock only unless the Investor(s) waive any applicable equity condition. If the Company elects to satisfy all or any portion of an installment in shares of Common Stock, the Company will predeliver such shares of Common Stock to the investor on the 23rd trading day prior to the applicable Installment Date, with a true-up of shares (if necessary) on the Installment Date. Any excess shares of Common Stock shall be applied to subsequent installments.

The shares used to meet a Principal Repayment (“Installment Shares”) would be valued at a conversion price calculated as the lesser of (i) 85% of the arithmetic average of the three lowest daily VWAPs of the 20 trading days prior to the payment date or (ii) 85% of the VWAP of the trading day prior to payment date (“Installment Price”) with a floor of $0.10.

All amortization payments shall be subject to the Investors’ right to (a) defer some or all of any Installment Payment to a subsequent Installment Date; and (b) at any time during an installment period, convert up to four times the installment amount at the Installment Price; provided shares received pursuant to such accelerated conversions shall be subject to a leak-out provision that solely limits sales of such shares received by the investor in such accelerated conversion (and not any other sales) to the greater of (a) $500,000 per trading day or (b) 40% of the volume traded on a given day as reported by Bloomberg LP.

Upon completion of a Change of Control, the Holders may require the Company to purchase any outstanding Notes in cash at 125% of par plus accrued but unpaid interest. The Company shall have the right to redeem any and all amounts of the outstanding Note at 125% of the greater of (a) Principal Amount plus accrued but unpaid interest (if any), or (b) Conversion Value plus accrued but unpaid interest (if any) provided the Company has satisfied certain equity conditions. The Company must give the Investor(s) ninety (90) business days’ prior notice of any such redemption.

Prior to all outstanding amounts under the Note being repaid in full, the Company will not create any new encumbrances on any of its or its subsidiaries’ assets without the prior written consent of the Lender, with a carveout for a working capital facility of which the details are to be determined. The Notes shall also be subject to standard events of default and remedies therefor.

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The Company shall file within 20 days of closing and have declared effective within 60 days of closing a registration statement (“Effectiveness Date”) on Form S-1 or S-3 covering the resale of the shares underlying the Series A Note, the Series B Note and Warrants. Beginning on the 21st day and 61st day, respectively, post closing, and for every subsequent 30-day period that such registration statement has not been filed or declared effective, as applicable, the Company shall pay Ayrton 2.0% of the Principal Amount outstanding in cash as liquidated damages provided no liquidated damages shall be applied if such delay is for reasons outside the Company’s control and not due to an action (or inaction) on the Company’s part.

In connection with the granting of the Notes, the Company shall issue detachable warrants to the Investor, exercisable in whole or in part at any time during the five years from the date of issuance, an in amount equal to 50% of the conversion shares underlying the Notes and have an exercise price of $1.00 per share (the “Warrants”). To the extent the Company has a change of control or a spinoff, the warrants provide for a put for the warrants to the Company at their Black- Scholes Valuation.

Under the terms of this transaction, if the Company were to convert the Notes at the initial conversion price of $1.00 (and as described above, there are circumstances under which conversion would occur at prices less than the initial conversion price) and effect the exercise of the Warrants in full, it would need to issue 17,250,000 shares of its common stock (and if the Notes convert at prices less than the initial $1.00 per share conversion price, the number of shares issuable could be considerably higher).

NECESSITY OF STOCKHOLDER APPROVAL

As a result of being listed for trading on the Nasdaq Global Market, issuances of the Company’s common stock are subject to the Nasdaq Stock Market Rules, including Nasdaq Marketplace Rule 5635(d).

Nasdaq Marketplace Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the greater of book or market value of the stock, with market value determined by reference to the closing price immediately before the issuer enters into a binding agreement for the issuance of such securities. Thus, we need approval to issue with respect to the Note conversions and Warrant exercises described above.

Accordingly, we are requesting in this Proposed Action that our stockholders approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of shares of common stock exceeding 19.99% of the number of shares outstanding on August 19, 2019.

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POTENTIAL ADVERSE EFFECTS

If this proposal is approved by the shareholders, a minimum of 12,142,912 shares will be issuable in conjunction with the conversion of the Notes and the exercise of the Warrants, so our stockholders will experience substantial dilution of their interests as a result of these conversions and exercises.

EFFECT ON CURRENT STOCKHOLDERS IF THIS PROPOSAL IS NOT APPROVED

If our stockholders do not approve this The Proposed Action, then the aggregate number of shares of common stock issuable will be limited to the Exchange Cap, or 5,107,088 shares. In addition, we will be required to seek stockholder approval of this proposal, at the Company’s expense, every 90 days following the Annual Meeting until we receive stockholder approval of this proposal. We are not seeking stockholder approval to authorize the offering of common stock or the acquisition, the entry into or the closing of the transaction, or the execution of the related transaction documents, as we have already entered into and closed the transaction and executed the related transaction documents, which are binding obligations on us. The failure of our stockholders to approve this The Proposed Action will not negate the existing terms of such transaction documents or any other documents relating to the offering of common stock or the acquisition.

VOTE REQUIRED

Approval of this The Proposed Action (otherwise referred to as the Nasdaq Marketplace Rule Proposal) requires the affirmative vote of the holders of a majority of the shares of common stock casting votes in person or by proxy on this proposal at the Annual Meeting. This proposal is a “non-routine” matter under NYSE Rule 452 on which brokers may not vote without instruction from beneficial owners. Abstentions and broker non-votes will have no effect on the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ MARKETPLACE RULE PROPOSAL.

Required Consent

Approval of the Action requires the receipt of the written consents of stockholders constituting the holders of a majority in voting power of the Company’s outstanding capital stock as of the close of business on the Record Date which submits signed consents with respect to the Proposed Action.

Board Recommendation

The Board recommends that stockholders consent to the Nasdaq Marketplace Rule Proposal.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of the date of October 21, 2019 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the persons below is c/o ToughBuilt Industries, Inc., 25371 Commercentre Drive, Suite 200, Lake Forest, CA 92630.

	Common Shares	Options Granted vested within 60 days of offering	Series C Convertible Preferred Stock	Class A Units	Series A Warrants	Series B Warrants	Total		Percentage Beneficially Owned (1)
Directors and Officers:
Michael Panosian	1,825,799	112,500		0	0	0	1,938,299		12.35%
Joshua Keeler	647,925	50,000		0	0	0	697,925		4.46%
Zareh Khachatoorian	55,991	27,500		0	0	0	83,491		0.53%
Manu Ohri	151,908	27,500		4,286	4,286	4,286	192,265		1.23%
All Officer and Directors as a Group (4 persons)	2,681,623	217,500		4,286	4,286	4,286	2,911,980		18.58%

5% or Greater Beneficial Owners:
Michael Panosian	1,825,799	112,500		0	0	0	1,938,299		12.35%
Joshua Keeler	647,925	50,000		0	0	0	697,925		4.46%

Hillair Capital Investment	1,314,560	0	4,268	0	0	0	1,556,657	(2)	9.99%

HSPL	1,416,742	0	0	0	0	0	1,416,742		9.09%

(1) Based on 27,804,254 shares of common stock issued and outstanding on October 21, 2019. Mr. Ohri, our former CFO, resigned on June 14, 2019.

(2) As a result of the 9.99% beneficial ownership blocker contained in the Certificate of Designation for the Series C Preferred Stock.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-party transactions.” For purposes of our policy only, a “related-party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related party” are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related party is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

At present, while the policy has been established, our Board of Directors does not yet include any independent members and therefore no one has been appointed to the Nominating and Corporate Governance Committee. As a result, our Chief Financial Officer, Jolie Kahn, must present information regarding a proposed related-party transaction to our Board of Directors. Under the policy, where a transaction has been identified as a related-party transaction, Ms. Kahn must present information regarding the proposed related-party transaction to our Nominating and Corporate Governance Committee, once the same is established, for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related parties, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-party transactions, our Nominating and Corporate Governance Committee will take into account the relevant available facts and circumstances including, but not limited to:

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the related party transaction was initiated by us or the related party;

●	whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to us from the related party transaction;

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●	the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;

●	the related party’s interest in the related party transaction, and

●	any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.

The Nominating and Corporate Governance Committee shall then make a recommendation to the Board, which will determine whether or not to approve of the related party transaction, and if so, upon what terms and conditions. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Other than as disclosed below, during the last two fiscal years, there have been no related party transactions.

On March 4, 2014, Mr. Panosian made cash advances of $12,500 to the Company for its working capital requirements. Advances made by Mr. Panosian were unsecured, non-interest bearing and due on demand without specific repayment terms. The advances were repaid in full by the Company in multiple payments during the three months ended March 31, 2016.

On April 26, 2016, September 1, 2016 and October 5, 2016, Mr. Ohri loaned our Company an aggregate of $130,000. Pursuant to the terms of the promissory notes, the loans were to be repaid on or before December 31, 2016, with interest at 10% per annum payable monthly. The loans were repaid on October 18, 2016. In May 2017, we executed three unsecured promissory notes with Mr. Ohri totaling $400,000, bearing an interest rate of 10% per annum, due on demand or before June 1, 2018. On June 1, 2018, the maturity date of these promissory notes was extended to September 1, 2018. On August 30, 2018, the maturity date of these promissory notes was further extended to September 30, 2018. On September 30, 2018, the maturity date of these notes was extended to the third business day following the date of consummation of the Company’s initial public offering at which time $200,000 of the principal amount of the notes was paid in cash and the balance was paid in 42,105 unregistered be paid in shares of common stock of the Company at a conversion price equal to the per Unit price of the public offering.

Concurrent with the closing of the IPO on November 14, 2018, the following private transaction was consummated in accordance with the related agreements (see Note 9 of the unaudited condensed financial statements as and for the period ended June 30, 2019), all in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended: 136,863 unregistered shares of common stock were issued upon conversion of $650,100 of accrued and unpaid salaries to officers and directors at a conversion price of $4.75 per share.

On May 10, 2016, Mr. Khachatoorian loaned our Company an aggregate of $170,000. Pursuant to the terms of the Promissory Note, the loan was to be repaid on or before December 31, 2016, with interest at 10% per annum payable monthly. The loan was repaid on October 18, 2016.

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The Company engaged an independent consultant in December 2015 at $7,000 per month, for a one-year term, renewable annually, to consult with the officers and employees of the Company concerning matters relating to the management, business development and marketing of the Company, and generally any matters arising out of the business affairs of the Company. This agreement has been extended verbally on a month to month basis at $7,000 per month.

Our general counsel was engaged by the Company from February 2016 to March 2017 to manage our legal and corporate governance affairs, and he was paid $62,000 for his services.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board or compensation committee of any other entity that has one or more of its executive officers serving as a member of our Board.

SHAREHOLDER PROPOSALS FOR THE 2020 MEETING

Our bylaws provide that, for matters to be properly brought before an annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a shareholder.

Shareholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in 2020 must be received by us no later than January 31, 2020. If the date of next year’s annual meeting is moved by more than 30 days before or after the anniversary date of this year’s Annual Meeting, then the deadline for inclusion of a shareholder proposal in our proxy materials is instead a reasonable time before we begin to print and send our proxy materials for that meeting. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

Notice to us of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to our secretary. To be timely, a shareholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

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ANNUAL REPORT

Upon written request to Secretary, ToughBuilt Industries, Inc. at 25371 Commercentre Drive Suite 200 Lake Forest, CA 92630, we will provide without charge to each person requesting a copy of our 2018 Annual Report, including the financial statements filed therewith. We will furnish a requesting shareholder with any exhibit not contained therein upon specific request. In addition, this Proxy Statement, as well as our 2018 Annual Report, are available on our Internet website at www.toughbuilt.com

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael Panosian
Michael Panosian
Chairman of the Board of Directors

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ANNEX A

ACTION BY WRITTEN CONSENT OF THE STOCKHOLDERS OF TOUGHBUILT INDUSTRIES, INC.

This written consent is solicited by the Board of Directors of ToughBuilt Industries, Inc. Executed counterparts of this Action by Written Consent form delivered after the definitive Consent Solicitation Statement (as defined below) is sent to the stockholders but prior to the effective date of the Action by Written Consent shall not be revocable. The undersigned, being a stockholder of ToughBuilt Industries, Inc., a Nevada corporation (the “Company”) as of October 31, 2019, acknowledges receipt of the Notice of Consent Solicitation dated November 4, 2019 and Consent Solicitation Statement (collectively, the “Consent Solicitation Statement”) and hereby consents (by checking the FOR box) or withholds consent (by checking the AGAINST or ABSTAIN box) to the approval of the Nasdaq Marketplace Rule Proposal as follows:

[  ] CONSENT (FOR) [  ] CONSENT WITHHELD (AGAINST) [  ] ABSTAIN

RESOLVED, that in accordance with Nasdaq Marketplace Rule 5635(d), the Company may issuance shares of ToughBuilt Industries, Inc.’s common stock exceeding 19.99% of the number of shares outstanding on August 19, 2019 (the “Exchange Cap”) for the issuance of shares of common stock to be issued in conversion of those certain $11.5 million aggregate principal amount senior secured notes and exercise of 5,750,000 warrants issued by the Company to an accredited investor on August 19, 2019, in accordance with the terms of such notes and warrants.

By signing and returning this Action by Written Consent, the undersigned stockholder will be deemed to have voted all shares of capital stock owned by the undersigned in the manner directed above with respect to the proposed amendment. If the undersigned stockholder signs and returns this consent but does not check a box, the undersigned will be deemed to have consented FOR approval of the proposed amendment. Please execute this written consent as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature :	[Please sign within the box]

Date:

Signature:	[Please sign within the box]

Date:

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